70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

GLASS, LEWIS & CO. RECOMMENDS
NU HORIZONS ELECTRONICS CORP. STOCKHOLDERS VOTE “FOR”
MERGER AGREEMENT WITH ARROW ELECTRONICS, INC.

Two Leading Proxy Advisory Firms in Favor of Merger

MELVILLE, NY, November 19, 2010 -- Nu Horizons Electronics Corp. (NasdaqGS: NUHC), a leading distributor of active and passive electronic components, today announced that Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that Nu Horizons Electronics Corp. stockholders vote “FOR” the proposal to adopt the merger agreement, dated as of September 19, 2010 by and among Nu Horizons Electronics Corp., Arrow Electronics, Inc., and Neptune Acquisition Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of Arrow and “FOR” the proposal to adjourn the special meeting of stockholders of Nu Horizons, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

The special meeting of stockholders is to be held at the Hilton Long Island/Huntington, 598 Broadhollow Road, Melville, New York on December 7, 2010 at 10:00 a.m. local time.  Holders of record of Nu Horizons common stock as of the close of business on October 25, 2010 will be entitled to vote at the special meeting.

"We are pleased that a second independent advisory firm, Glass Lewis, has also recommended that Nu Horizons stockholders vote in favor of these proposals following its own review of the terms of the merger," said Martin Kent, President and Chief Executive Officer of Nu Horizons Electronics Corp.  "We look forward to completing this transaction and urge Nu Horizons stockholders to follow Glass Lewis’s recommendations by voting "FOR" the approval and adoption of the merger agreement and the proposed merger."

Previously, ISS Proxy Advisory Services/RiskMetrics Group (ISS), another leading independent proxy advisory firm, recommended that Nu Horizons Electronics Corp. stockholders vote for the proposals to adopt the merger agreement and proposed merger.

For more information, stockholders are encouraged to read Nu Horizons’ definitive proxy statement, which was filed with the SEC on October 29, 2010, as amended on November 15, 2010.  Nu Horizons’ Board of Directors also urges its stockholders to carefully evaluate all other information made available to them concerning the merger, and encourages all stockholders, regardless of the number of shares they own, to vote "FOR" both proposals.  A failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.  Stockholders are encouraged to vote their shares now so that their vote can be counted without delay.

Any stockholder that has questions about the merger should contact the Corporate Secretary at Nu Horizons Electronics Corp., located at 70 Maxess Road, Melville, New York 11747, or Nu Horizons’ proxy solicitor, MacKenzie Partners, Inc., toll-free at 800-322-2885 or 212-929-5500 (for collect calls).

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. (NasdaqGS: NUHC) is a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the risk that the acquisition of the Company by Arrow Electronics, Inc. does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the level of business and consumer spending for electronic products; the competitive environment within the electronics industry; the ability of the Company to expand its operations; the financial strength of the Company's customers and suppliers; the cyclical nature of the distributor industry; pricing and gross margin pressures; loss of key customers; the ability to control costs and expenses; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving governmental regulation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Investor Relations:
Darrow Associates, Inc
Jordan M. Darrow
631-367-1866
jdarrow@darrowir.com